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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of New England Investment Companies, L.P. of our report dated January 27, 1997 appearing on page 34 of New England Investment Companies, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Price Waterhouse LLP

Boston, Massachusetts
December 24, 1997